                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our reports dated June 4, 2004, accompanying the financial statements and schedules of Steelbank, Inc. contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the headings "Selected Financial Data" and "Experts."

/s/ GRANT THORNTON LLP
Mississauga, Canada
October 26, 2004

DETROIT.1379793.18